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                                                                     EXHIBIT 5.1

                             SHERMAN & HOWARD L.L.C.
                          ATTORNEYS & COUNSELORS AT LAW
                             DENVER, COLORADO 80202
                             633 SEVENTEENTH STREET
                                   SUITE 3000
                            TELEPHONE: (303) 297-2900
                               FAX: (303) 298-0940
                 OFFICES IN: COLORADO SPRINGS * RENO * LAS VEGAS

PentaStar Communications, Inc.
1660 Wynkoop Street
Suite 1010
Denver, Colorado 80202

Ladies and Gentlemen:

     Re: Registration Statement on Form S-3

     We have acted as counsel to PentaStar Communications, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") relating to the sale of up to 156,313 shares of common stock of the Company, par value $.0001 per share ("Common Stock"), of which all such shares will be sold from time to time by the selling shareholders named in the Registration Statement, as set forth therein.

     We have examined the Company's Certificate of Incorporation and Bylaws and the minutes of the proceedings of the Board of Directors of the Company authorizing the issuance of the Common Stock.

     Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by the selling shareholders pursuant to the Registration Statement have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/ SHERMAN & HOWARD L.L.C.